UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2017
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600,
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On March 24, 2017, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Credit Agreement (the “Revolver Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch as administrative agent and the other lenders party thereto (the “Revolver Lenders”). The Revolver Credit Agreement has a scheduled maturity date of March 24, 2022 and includes an option for the Partnership to extend the term, in each case subject to the terms and conditions set forth therein.
As previously reported by Energy Transfer Partners, L.P. (“ETP”), ETP, the general partner of ETP (“ETP GP”), Sunoco Logistics Partners L.P. (“SXL”), Sunoco Partners LLC (“SXL GP”), and, solely for purposes of certain provisions therein, the Partnership have entered into that certain Agreement and Plan of Merger, dated as of November 20, 2016 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger dated as of December 16, 2016 and as further amended or otherwise modified from time to time, “Merger Agreement”), pursuant to which the parties agreed that, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) SXL GP will be merged with and into ETP GP (the “GP Merger”), with ETP GP surviving the GP Merger as an indirect wholly owned subsidiary of ETE, and (ii) SXL Merger Sub LP will be merged with and into ETP (the “MLP Merger” and, together with the GP Merger, the “SXL Transaction”), with ETP surviving the MLP Merger as a wholly owned subsidiary of SXL. For more information on the SXL Transaction, please read ETP’s Current Report on Form 8-K filed on November 21, 2016 and ETP’s Current Report on Form 8-K filed on December 21, 2016.
Pursuant to the Revolver Credit Agreement, the Revolver Lenders have committed to provide advances up to an aggregate principal amount of $1,500,000,000 at any one time outstanding, and the Partnership has the option to request increases in the aggregate commitments by up to $500,000,000 in additional commitments. For any such increase, the Partnership may ask one or more Revolver Lenders to increase their existing commitments and/or invite additional eligible lenders to become Revolver Lenders under the Revolver Credit Agreement. As part of the aggregate commitments under the facility, the Revolver Credit Agreement provides for letters of credit to be issued at the request of the Partnership in an aggregate amount not to exceed a $150,000,000 sublimit.
Under the Revolver Credit Agreement, the obligations of the Partnership are secured by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets including (i) approximately 18.4 million common units representing limited partner interests in ETP and approximately 81.0 million Class H units of ETP owned by the Partnership; and (ii) the Partnership’s 100% equity interest in Energy Transfer Partners, L.L.C. and Energy Transfer Partners GP, L.P., through which the Partnership indirectly holds all of the outstanding general partnership interests and IDRs in, immediately prior to the consummation of the MLP Merger, ETP and, immediately after the consummation of the MLP Merger, SXL. The Revolver Credit Agreement initially will not be guaranteed by any of the Partnership’s subsidiaries.
Interest accrues on advances at a LIBOR rate or a base rate, based on the election of the Partnership for each interest period, plus an applicable margin. The issuing fees for letters of credit are also based on an applicable margin. The applicable margin used in connection with interest rates and fees is based on the then applicable leverage ratio of the Partnership. The applicable margin for LIBOR rate loans and letter of credit fees ranges from 1.75% to 2.50% and the applicable margin for base rate loans ranges from 0.75% to 1.50%. The Partnership will also pay a commitment fee based on the Partnership’s leverage ratio on the actual daily unused amount of the aggregate commitments. The Partnership borrowed approximately $869,220,000 at the closing of the Revolver Credit Agreement. Proceeds of the borrowings under the Revolver Credit Agreement were used to refinance amounts outstanding under the Partnership’s Credit Agreement, dated as of December 2, 2013 among the Partnership, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent (the “Existing Revolver Credit Agreement”) and may be used for working capital, capital expenditures and other lawful partnership purposes (including restricted payments and payment of the purchase price and related expenses of permitted acquisitions).
The Revolver Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Revolver Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the Consolidated Funded Debt (as defined in the Revolver Credit Agreement) of the Partnership to the Consolidated EBITDA (as defined in the Revolver Credit Agreement) of the Partnership, measured for the preceding twelve months, to not more than 6.00 to 1.00. This requirement is subject to a provision for increases to 7.00 to 1.00 in connection with certain future acquisitions. In addition, the Revolver Credit Agreement includes a covenant requiring, as of the last day of each quarter, the ratio of Consolidated EBITDA of the Partnership to consolidated interest expense of the Partnership, measured for the preceding twelve months, to be not less than 1.50 to 1.00. During the continuance of an event of default, the Revolver Lenders may take a number of actions, including declaring the entire amount then outstanding under the Revolver Credit Agreement due and payable.
The foregoing description of the Revolver Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02.    Termination of a Material Definitive Agreement
On March 24, 2017, and in connection with entry into the Revolver Credit Agreement, the Partnership terminated the Existing Revolver Credit Agreement.
The information provided in Item 1.01 is incorporated by reference into this Item 1.02.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant
The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated March 24, 2017 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
		By:	LE GP, LLC, its general partner

Date:	March 30, 2017	By:	/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1*	Credit Agreement, dated March 24, 2017 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.
___________________
* Filed herewith.